UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
ARISTA NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)
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Arista Networks, Inc.
Supplemental Materials To The Proxy Statement
For The 2019 Annual Meeting Of Stockholders
To Be Held at 11:00 a.m. Pacific Time on Tuesday, May 28, 2019
Explanatory Note
This supplement dated May 1, 2019 (this “Supplement”) supplements the Proxy Statement of Arista Networks, Inc. (the “Company”) dated April 17, 2019 (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”). This Supplement updates the Proxy Statement and should be read in conjunction with it.
This Supplement does not change the proposals to be acted on at the Annual Meeting, or the recommendations of the Board of Directors of the Company in relation thereto, which are described in the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
Tax Fees Paid to the Independent Registered Public Accounting Firm
This Supplement is being provided to assist stockholders by providing more details on the “Tax Fees” line item in the table under the section “Fees Paid to the Independent Registered Public Accounting Firm” on page 23 of the Proxy Statement. The following table presents the components of the “Tax Fees” rendered by Ernst & Young LLP during fiscal 2017 and fiscal 2018:

	2017	2018

	(In thousands)
Tax Compliance Fees (1)	$1,143	$1,450
Tax Advice and Planning Fees (2)	616	1,979
Tax Fees	$1,759	$3,429
_______________________________
(1) Tax Compliance Fees consist of fees for tax compliance and the preparation of original and amended tax returns and refund claims.
(2) Tax Advice and Planning Fees consist of fees for tax advice and tax planning assistance, including non-recurring tax assistance in connection with acquisitions. The increase from 2017 to 2018 was primarily due to previously-announced acquisitions by the Company.

Important Information
The Company has filed a definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.